Exhibit 99.1

DIGITAL REALTY TO ACQUIRE ASCENTY

Strategic Transaction to Establish Digital Realty as Leading Data Center Provider in Latin America

San Francisco – September 24, 2018 – Digital Realty (NYSE: DLR), a leading global provider of data center, colocation and interconnection solutions, announced today its Brazilian subsidiary, Stellar Participações Ltda., has entered into a definitive agreement to acquire Ascenty, a leading data center provider in Brazil, from private equity firm Great Hill Partners in a transaction valued at approximately $1.8 billion. Digital Realty has separately entered into an independent bilateral equity commitment letter with Brookfield Infrastructure, an affiliate of Brookfield Asset Management, one of the largest owners and operators of infrastructure assets globally, under which Brookfield has committed to fund half of the required initial equity investment, currently estimated to be approximately $613 million, excluding Brookfield’s share of the transaction costs, in exchange for 49% of the total equity interests in a joint venture entity expected to ultimately own Ascenty.

Positions Digital Realty as Leading Provider in Rapidly Growing Latin American Region

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Premier, high-quality portfolio: Ascenty is a leading data center provider in Latin America with an in-service portfolio of eight state-of-the-art data centers strategically located in the key Brazilian metro areas of São Paulo, Campinas, Rio de Janeiro and Fortaleza. Most of the Ascenty facilities have been designed and built to Tier III standards and meet internationally recognized facility and service standards. Given its high-quality portfolio, Ascenty serves a blue-chip customer base comprised primarily of leading global hyperscale cloud providers, with over 90% of Ascenty’s contractual cash rent attributable to customers whose parent entities have investment-grade or equivalent credit ratings. In addition, leases representing approximately 75% of Ascenty’s contractual cash rent, including signed but not yet commenced leases and leases pending execution that are subject to closing or other conditions, are denominated in U.S. dollars, substantially mitigating foreign currency exposure.

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Significant embedded growth pipeline: The Latin American region represents a compelling opportunity for future data center growth, driven by positive macro and demographic factors, including growth in the working age population and rapid digitization. Brazil is the fifth-largest country in the world by area and population as well as the eighth-largest economy by gross domestic product, and is poised to become the hub of Latin America’s future technological expansion. Ascenty has a significant opportunity for growth through future development in Brazil and is well-positioned to meet growing demand through expansion across the Latin American region. The Ascenty portfolio is comprised of 106.2 megawatts of total planned capacity, including 39.2 megawatts of capacity currently in-service, 34.0 megawatts of capacity under construction and 33.0 megawatts of potential additional capacity. In addition, Ascenty has options or leases on five separate sites representing up to an estimated incremental 66.5 megawatts of potential future growth capacity.

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Proprietary fiber network represents competitive advantage: Ascenty provides differentiated connectivity solutions to its data center clients through a proprietary, ~ 4,500-kilometer fiber optic network connecting Brazil’s primary technology, finance, and population hubs of São Paulo, Campinas, Rio de Janeiro and Fortaleza. The highly reliable fiber optic system is owned by Ascenty and represents a key competitive advantage, providing customers direct access to the major Brazilian telecom operators, peering points and subsea cable networks.

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Experienced management team: The Ascenty management team will remain in place and will maintain day-to-day responsibility for operations in the region. The Ascenty management team is led by Chief Executive Officer Christopher Torto, who co-founded Ascenty and previously founded Vivax, the second largest cable TV company in Brazil, which went public in 2006 and was sold in 2007. In addition, Mr. Torto is rolling forward the substantial majority of his Ascenty equity into Digital Realty operating partnership units and equity in the new joint venture. Mr. Torto and the Ascenty management team have significant experience building and scaling businesses within Latin America and have built a leading network of data center facilities in Brazil.

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Co-investing alongside an experienced partner: Brookfield is a leading global asset manager, with over $285 billion of assets under management. Brookfield has been investing in Brazil for over 100 years, and is now one of the largest investors in the country, with over $40 billion of assets under management, including: more than 3,500 kilometers of toll roads; an integrated rail and port logistics business; a 2,000-kilometer regulated natural gas pipeline system; 4,200 kilometers of electricity transmission lines (including lines built and to be constructed); the largest private sanitation company; and several commercial and retail properties, including a portfolio of high-quality commercial properties in São Paulo and Rio de Janeiro. Digital Realty expects to benefit significantly from investing alongside a sophisticated partner with a long history of investing in the region.

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Potential for Significant Regional Cost Efficiencies and Financial Benefits: We believe the combination of the Ascenty business with Digital Realty’s global operating platform will create significant cost efficiencies, particularly with respect to the establishment of a regional operating platform in Latin America, supply chain management, and financing costs. The venture is prudently financed with ample liquidity from non-recourse debt facilities and expected equity investments from existing Ascenty management as well as a sophisticated financial partner in Brookfield along with Digital Realty. The Ascenty acquisition is expected to be initially dilutive to financial metrics but is expected to be accretive to financial metrics over the intermediate term and accretive to Digital Realty’s long-term growth rate.

“We are pleased to expand our global footprint into Latin America and to partner with the Ascenty management team and Brookfield. We expect this acquisition will further accelerate our growth while enhancing our ability to support our customers’ digital transformation across the globe,” said Digital Realty Chief Executive Officer Bill Stein. “This transformative transaction represents consistent execution against the new market strategy we articulated at our Investor Day last December, and immediately establishes us as a market leader within an historically under-served region poised for rapid growth. We are also gratified to partner with Brookfield on this transaction, leveraging their extensive experience as a regional investor and operator. This acquisition advances our strategy of sourcing strategic and complementary assets to strengthen and diversify Digital Realty’s data center portfolio and expand our product mix and global footprint.”

Ascenty Chief Executive Officer Chris Torto added, “We’re delighted to join Digital Realty’s global platform and partner with Brookfield to provide our customers access to one of the largest networks of interconnected data centers in the world. Our combined platform will be uniquely positioned to provide our customers the full spectrum of data center solutions along with the ability to support their growth on a global basis, and we look forward to working with the Digital Realty and Brookfield teams to extend our state-of-the-art data center and connectivity solutions to capitalize on the rapidly growing demand within the region.”

Transaction Details and Financial Impact

The gross purchase price for Ascenty is approximately $1.8 billion (before contractual purchase price adjustments, transaction expenses, taxes and potential currency fluctuations), in addition to approximately $425 million of capital expenditures to fund the completion of data center development currently under construction and to build out additional capacity to meet near-term customer demand. The $2.25 billion of total estimated capital invested represents a multiple of approximately 15.0 - 15.5 times underwritten forward stabilized EBITDA.

The transaction is expected to close in the fourth quarter of 2018 and is subject to customary closing conditions. Digital Realty’s agreement with Brookfield is subject to certain closing conditions and is expected to close in the fourth quarter of 2018.

Upon consummation of the transaction, Ascenty will enter into a $50.0 million senior secured first lien revolving credit facility, a senior secured first lien term loan facility of up to $650.0 million, and a $75.0 million senior secured first lien delayed draw term loan facility. Citi, ING and Natixis are acting as joint lead arrangers and joint bookrunners on the facilities.

BofA Merrill Lynch is serving as Digital Realty’s financial advisor and Latham & Watkins LLP is serving as Digital Realty’s legal counsel on the pending acquisition. DH Capital is serving as financial advisor and Choate, Hall & Stewart LLP is serving as legal counsel to Ascenty on the pending transaction.

For Additional Information

Andrew P. Power

Chief Financial Officer

Digital Realty

(415) 738-6500

Investor Relations

John J. Stewart / Maria S. Lukens

Investor Relations

Digital Realty

(415) 738-6500

Media Inquiries

John Christiansen / Scott Lindlaw / Lindsay Andrews

Sard Verbinnen & Co.

(415) 618-8750

About Digital Realty

Digital Realty supports the data center, colocation and interconnection strategies of more than 2,300 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Asia and Australia. Digital Realty’s clients include domestic and international companies of all sizes, ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare and consumer products. https://www.digitalrealty.com/

About Ascenty

Ascenty is one of Latin America’s largest data center providers with 14 data centers in operation and / or under construction. The company was founded in 2010 and has focused on the construction and operation of world class data centers, serving the largest technology companies in the world. The company’s data centers are interconnected by proprietary fiber-optic networks, over 4,500 kilometers in length. For more information about Ascenty, visit: www.ascenty.com.

Safe Harbor Statement

This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including statements related to: our economic outlook; completion and timing of our acquisition of Ascenty and the proposed joint venture with Brookfield; the expected benefits and results of our acquisition of Ascenty and the proposed joint venture with Brookfield; and the achievement of results assumed in determining the stabilized EBITDA multiple for the Ascenty acquisition. These risks and uncertainties include, among others, the following: reduced demand for data centers or decreases in information technology spending; decreased rental rates, increased operating costs or increased vacancy rates; increased competition or available supply of data center space; the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services; our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers; breaches of our obligations or restrictions under our contracts with our customers; our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties; the impact of current global and local economic, credit and market conditions; our inability to retain data center space that we lease or sublease from third parties; difficulty acquiring or operating properties in foreign jurisdictions; our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions; our failure to successfully integrate and operate acquired or developed properties or businesses; difficulties in identifying properties to acquire and completing acquisitions; risks related to joint venture investments, including as a result of our lack of control of such investments; risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements; our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital; financial market fluctuations and changes in foreign currency exchange rates; adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges; our inability to manage our growth effectively; losses in excess of our insurance coverage; environmental liabilities and risks related to natural disasters; our inability to comply with rules and regulations applicable to our company; our failure to maintain our status as a REIT for federal income tax purposes; our operating partnership’s failure to qualify as a partnership for federal income tax purposes; restrictions on our ability to engage in certain business activities; and changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates. For a further list and description of such risks and uncertainties, see the reports and other filings by the company with the U.S. Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.